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                                  Netword, Inc.
                               702 Russell Avenue
                             Gaithersburg, MD 20877






                                                   Date



Name
Address


Dear Name:

     You have been awarded options to purchase ______ shares of common stock, par value $.01 per share, of Netword, Inc. (the "Company") pursuant to and in accordance with the terms and provisions of the Company's Stock Option Plan, annexed hereto as Exhibit A. The options are exercisable upon your receipt of this letter and entitle you to purchase ______ shares at $0.1666 per share and shares at $1.25 per share. The options to purchase ______ shares for $0.1666 will expire on February 17, 2002. The options to purchase ______ shares for $1.25 will expire on February 17, 2004.

                                                   Netword, Inc.


                                                   By:__________________________
                                                   Name:
                                                   Title:



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                                   EXHIBIT A

                See Exhibit 3.10 to this Registration Statement.